PRWT SERVICES, INC.

May 15, 2009

Mr. William Turner

Re: <u>Termination of Agreement</u>

Dear Mr. Turner:

Reference is made to that certain Separation Agreement dated April 18, 2008 between PRWT Services, Inc. ("PRWT") and William Turner ("Turner") as amended ("the Agreement").

In connection with the closing of the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of March 13, 2009, by and among KBL Healthcare Acquisition Corporation III, PRWT, PRWT Merger sub, Inc. and all of the stockholders of PRWT (the "Merger Agreement"), the Agreement will be terminated and of no further force and effect; provided that PRWT shall pay to Turner the amount of One Hundred Twenty Thousand Dollars ($120,000) on or before the date of termination of this Agreement. Termination of the Agreement shall be effective upon the closing of the transactions contemplated by the Merger Agreement.

Assuming you agree with the foregoing, please sign this letter in the space provided below to confirm our mutual understandings and agreements as set forth in this letter and return a signed copy to PRWT whereupon this letter shall become the valid and binding obligation of each party.

Very truly yours,
PRWT Services, Inc.

By: [signature]
Name:

Title: Executive Vice President, General Counsel

Acknowledged and agreed to:
(as of the date first set forth above):

[signature]
William Turner